SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)

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☒	Definitive Proxy Statement

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Stratus Services Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOVEMBER 28, 2006

STRATUS SERVICES GROUP, INC.

To the Stockholders of
STRATUS SERVICES GROUP, INC.:

          A Special Meeting of the Stockholders of STRATUS SERVICES GROUP, INC. (the “Company”) will be held on Tuesday, November 28, 2006 at Battleground Country Club, 40 Millhurst Road, Manalapan, New Jersey 07726 at 10:00 a.m., local time, for the following purposes:

1.	To consider and vote upon a proposal to adopt the Company’s 2006 Equity Incentive Plan.

2.

To consider and vote upon a proposal of the Board of Directors to amend the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 500,000,000 shares.

3.

To consider and vote upon a proposal of the Board of Directors to amend the Amended and Restated Certificate of Incorporation of the Company to eliminate the provision which prohibits stockholders from taking action by written consent.

4.

To consider and vote upon a proposal of the Board of Directors to amend the Amended and Restated Certificate of Incorporation of the Company to change the Company’s corporate name from Stratus Services Group, Inc. to UniPath Technologies Group, Inc.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Holders of Common Stock and Series F Preferred Stock of record at the close of business on October 24, 2006, are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

J. TODD RAYMOND
Secretary

Shrewsbury, New Jersey
November 3, 2006

          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  IF YOU ARE UNABLE TO DO SO, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE.  PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

STRATUS SERVICES GROUP, INC.
149 Avenue at the Commons, Suite 4
Shrewsbury, New Jersey  07702

PROXY STATEMENT

Special Meeting of Stockholders
November 28, 2006

GENERAL INFORMATION

          This Proxy Statement is furnished to the holders of Stratus Services Group, Inc. (the “Company” or “Stratus”) Common Stock, $.04 par value per share (“Common Stock”), and Series F Preferred Stock, $.01 par value per share (“Preferred Stock”), in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on November 28, 2006, and at any adjournment thereof (the “meeting” or “special meeting”), pursuant to the accompanying Notice of Special Meeting of Stockholders.  Holders of Common Stock and Series F Preferred Stock are referred to herein collectively as the “stockholders.”  Forms of proxies for use at the meeting are also enclosed.  The Company anticipates mailing this Proxy Statement to its stockholders on or about November 3, 2006.  The executive offices of the Company are located at 149 Avenue at the Commons, Suite 4, Shrewsbury, New Jersey 07702.

          Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting.  Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy.  All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein.  Proxies submitted without specification will be voted FOR the proposal to adopt the 2006 Equity Incentive Plan, FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 500,000,000 shares; FOR the proposal to amend the Company’s Certificate of Incorporation to eliminate the provision which prohibits stockholders from acting by written consent and FOR the proposal to amend the Company’s Certificate of Incorporation to change the Company’s corporate name to UniPath Technologies Group, Inc.  Management is not aware at the date hereof of any matters to be presented at the meeting other than the matters described above.  If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

          Proxies for use at the meeting are being solicited by the Board of Directors of the Company.  The cost of preparing, assembling and mailing the proxy material is to be borne by the Company.  It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies.  It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

          The voting securities entitled to vote at the meeting consist of shares of Common Stock and Series F Preferred Stock.  Each share of Common Stock entitles its owner to one vote.  Each outstanding share of Series F Preferred Stock entitles its owner to a number of votes equal to the number of full shares of Common Stock into which such share of Series F Preferred Stock was convertible as of October 24, 2006.  On October 24, 2006, the number of outstanding shares of Common Stock was 65,479,756 shares and the number of outstanding shares of Series F Preferred Stock was 6,000 shares.  Each outstanding share of Series F Convertible Preferred Stock was convertible into 250 full shares of Common Stock as of October 24, 2006 and, as a result, each share of Series F Preferred Stock entitles its owner to 250 votes per share.  The 6,000 shares of Series F Preferred Stock outstanding as of October 24, 2006 entitle the owner thereof to an aggregate of 1,500,000 votes at the meeting.  Only stockholders of record on the books of the Company at the close of business on October 24, 2006 will be entitled to vote at the meeting.  The holders of the outstanding shares of Common Stock and Series F Preferred Stock, considered as one class, entitled to cast a majority of the votes represented by such shares, present in person or by proxy, will constitute a quorum at the meeting.  The proposal to adopt the 2006 Equity Incentive Plan must be approved by a majority of the votes cast at the meeting on such proposal by the holders of the Company’s Common Stock and Series F Preferred Stock, voting as a single class.  Each of the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, the proposal to amend the Certificate of Incorporation to eliminate the provision which prohibits stockholders from taking action by written consent and the proposal to amend the Certificate of Incorporation to change the Company’s corporate name to UniPath Technologies Group, Inc. requires approval by the holders of a majority of the outstanding shares of Common Stock and Series F Preferred Stock, voting together as a single class.  In addition, the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock must also be approved by the holders of a majority of the outstanding shares of Common Stock voting as a separate class.

          All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes.  Authority withheld will be counted toward the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote.  Under Delaware law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote.  Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the special meeting.

PROPOSAL NUMBER 1

ADOPTION OF THE STRATUS SERVICES GROUP, INC.

2006 EQUITY INCENTIVE PLAN

          Introduction

          The Board of Directors has approved and adopted, subject to approval and ratification by the stockholders, the 2006 Equity Incentive Plan (the “Equity Incentive Plan” or the “Plan”).  The Board of Directors believes that the Equity Incentive Plan can be an effective means of attracting, motivating and retaining key employees and directors.  In addition, the Board of Directors believes that the Equity Incentive Plan will provide a method whereby key employees and directors can share in the long-term growth in the Company.

          The aggregate number of shares reserved for issuance under the Equity Incentive Plan is 20,000,000 shares.

          Summary of Provisions of the 2006 Equity Incentive Plan

          General

          The Equity Incentive Plan will be administered by the Board of Directors or, if in existence, the Compensation Committee of the Board of Directors (such party administering the Plan to be referred to herein as the “Administrator”) which will be authorized to grant (i) “incentive stock options” within the meaning of Section 422 of the Code, (ii) nonqualified stock options, (iii) stock appreciation rights (“SARs”), (iv) restricted stock grants, (v) deferred stock awards and (vi) other stock based awards to employees of the Company and its subsidiaries.  The Compensation Committee will determine (a) the recipients of awards under the Plan (“Awards”), (b) the times at which Awards will be made, (c) the size and type or types of Awards to be made to each recipient and (d) will set forth in each such Award the terms, conditions and limitations applicable to the Award granted.  The Compensation Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.

          The aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan is 20,000,000 shares.  The maximum number of shares of the Company’s Common Stock which may be issued to the Chief Executive Officer of the Company pursuant to various Awards may not exceed thirty-five percent (35%) of the total number of shares of the Company’s Common Stock reserved for issuance under the Plan.  The maximum number of shares of the Company’s Common Stock which may be issued to any other employee or participant under the Plan may not exceed twenty percent (20%) of the total number of shares of the Company’s Common Stock reserved for issuance under the Plan.  The Equity Incentive Plan will terminate on December 31, 2015 unless earlier terminated by the Board of Directors.

          Those eligible to receive Awards under the Plan (each, a “Participant” and collectively, the “Participants”) will be persons in the employ of the Company, or any of its subsidiaries, designated by the Committee (“Employees”) and other persons or entities who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of and advisors to the Company or any subsidiary.  A “subsidiary” for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

          Awards Under the Equity Incentive Plan

          Stock Options.  The Administrator may grant either incentive stock options or non-qualified stock options under the Equity Incentive Plan.  Only employees of the Company may be granted incentive stock options.  The exercise price of each option shall be equal to the “fair market value” (as defined below) of the Common Stock on the date the option is granted to the Participant; provided, however, that (i) in the Administrator’s discretion, the exercise price of a non-qualified option may be less than the fair market value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of an incentive stock option granted to such Participant shall not be less than 110% of the fair market value of the Common Stock on the date the option is granted; and (iii) with respect to any option repriced by the Administrator, the exercise price shall be equal to the fair market value of the Common Stock on the date such option is repriced unless determined otherwise by the Administrator.  For purposes of the exercise price of an option, “fair market value” shall mean the closing sales price of the Common Stock as reported on the principal securities exchange on which the Company’s Common Stock is listed, or if not so listed, the last sale price (or the average of the high asked and low bid prices of the Common Stock if sale price information is not reported) of the Common Stock as reported by the Nasdaq Stock Market, by the NASD OTC Bulletin Board or similar quotation service.  The term of each option granted to a participant pursuant to the Plan will be determined by the Administrator; provided, however, that in no case shall an option be exercisable more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of the grant.

          Stock Appreciation Rights.  An SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock.  An SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted.

          The Administrator may grant SARs either alone or in combination with an underlying stock option.  The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Administrator; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable.  An SAR granted in tandem with an incentive stock option may be exercised only when the market price of the shares of Common Stock subject to the incentive stock option exceeds the exercise price of the incentive stock option, and the SAR may be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the Common Stock subject to the underlying incentive stock option at the time the SAR is exercised.  At the option of the Administrator, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

          Restricted Stock Grants.  The Administrator may grant shares of Common Stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Administrator and which can include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance.  Shares of Common Stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Administrator.  Subject to such restrictions, conditions and forfeiture provisions as may be established by the Administrator, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

          Deferred Stock Awards.  The Administrator may grant shares of Common Stock under a deferred stock award, with the delivery of such shares of Common Stock to take place at such time or times and on such conditions as the Administrator may specify.  At the time any deferred stock award is granted, the Administrator may provide that the Participant will receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.

          Adjustments

          The number or kind of shares covered by outstanding awards under the Equity Incentive Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events.  In the event of any such transaction or event, the Administrator, in its discretion, may provide in substitution for any or all outstanding awards under the Equity Incentive Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all Awards so replaced.  The Administrator may also make or provide for such adjustments in the number of shares available under the Equity Incentive Plan and the other limitations contained in the Equity Incentive Plan as the Administrator may determine appropriate to reflect any transaction or event described above.

          In the event of a proposal, which is approved by the Company’s Board of Directors, of any merger or consolidation in which the Company is not the surviving entity, any sale of substantially all of the Company’s assets or any other transaction or series of related transactions as a result of which any shares of Common Stock would be converted into cash, securities or other property of another corporation or entity (other than a merger or consolidation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own at least 50% of the Common Stock after the merger or consolidation, or if the Company is not the surviving corporation, at least 50% of the Common Stock, or other voting securities of the surviving corporation or other business entity immediately after the merger or consolidation) or any sale of substantially all of the Company’s assets or any other transaction or series of transactions as a result of which a single person or several persons, acting in concert own a majority of the Company’s outstanding Common Stock, then all outstanding stock options and

SARs shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Administrator may arrange to have the surviving entity grant replacement awards for all outstanding awards.

          Other Information

          Upon termination of service prior to age 65 for any reason other than death or disability, stock options and SARs which are exercisable as of the date of such termination may be exercised within three months of the date of termination, and any restricted stock grants and deferred stock awards which are still subject to any restriction or condition shall be forfeited to the Company.  Upon death or disability or voluntary or involuntary termination of service after age 65, all stock options and SARs become immediately exercisable and may be exercised for a period of six months (in the case of death or disability) or three months (in the case of termination for reasons other than death or disability) after the date of termination, and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions.  The Administrator has the discretionary authority to alter or establish the terms and conditions of an award in connection with termination of service.  The Board of Directors may amend, suspend or terminate the Equity Incentive Plan, except that no action may, without the consent of a participant, adversely alter or impair any Award previously granted to a participant under the Plan without such participant’s consent.

          Federal Income Tax Consequences

          Stock Options.  The grant of an incentive stock option or a non-qualified stock option does not result in income for the grantee or in a deduction for the Company.

          The exercise of a non-qualified stock option results in ordinary income for the grantee and a business deduction for the Company measured by the difference between the option’s exercise price and the fair market value of the shares of Common Stock received at the time of exercise.  If the Company is required to withhold income taxes in connection with the exercise of a non-qualified stock option, the Administrator may, in its discretion, permit such withholding obligation to be satisfied by the delivery of shares of Common Stock held by the grantee or to be delivered to the grantee upon exercise of the option.

          The exercise of a qualified incentive stock option does not result in income for the grantee or in a business deduction for the Company provided that the employee does not dispose of the shares of Common Stock acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the shares of Common Stock upon exercise, and provided further that the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise.  If these requirements are met, the employee’s basis in the shares of Common Stock would be the exercise price.  Any gain related to the subsequent disposition of shares of Common Stock will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction.  The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

          If an employee should dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the shares of Common Stock on the date of exercise minus the option exercise price or the amount realized on disposition of the shares of Common Stock minus the option exercise price.  Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period.  If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the option exercise price.  Income tax withholding would be required.  In the event an option intended to be an incentive stock option does not qualify as such when granted or when exercised, the Board of Directors believes that any related deduction should not be subject to the annual $1 million per capita limitation on employee remuneration for certain executive officers of the Company imposed by Section 162(m) of the Code.  The Board of Directors believes that the income recognized by an employee or other participant upon the exercise of an option granted under the Equity Incentive Plan should be qualified performance-based compensation and, therefore, an exception to the limitations imposed on the Company by Section 162(m) of the Code with respect to the deductibility of a Named Executive Officer’s compensation during a particular calendar year.

          SAR:  The grant of an SAR does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes.  Upon the exercise of an SAR, the grantee recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the shares of Common Stock plus any cash received.  Income tax withholding would be required for employees of the Company and its subsidiaries.  The Board of Directors believes that any income related to the exercise of SARs should be exempt from the $1 million limit of Section 162 (m) of the Code pursuant to the performance-based compensation exception.

          Restricted Stock Grants and Deferred Stock Award.  If the shares of Common Stock issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a “substantial risk of forfeiture” pursuant to the meaning of such term under Section 83 of the Code, the restricted stock grant or deferred stock award does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes at the time of the grant or award unless the recipient files a written election with the Internal Revenue Service pursuant to Section 83(b) of the Code to be taxed on the date of issuance on the difference between the then fair market value of the shares awarded and the price the recipient paid for the shares.  If there are no such restrictions, conditions, limitations or forfeiture provisions, the grantee recognizes ordinary income and the Company is entitled to a business deduction upon receipt of the shares of Common Stock.  Dividends paid to the grantee while the stock remained subject to any restrictions would be treated as compensation for federal income tax purposes.  If an election under Section 83(b) is not made, at the time the restrictions lapse, the grantee receives ordinary income and the Company is entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock at the time of lapse.  Income tax withholding would be required for employees of the Company and its subsidiaries.

          Other Stock Based Awards.  Any employee of the Company or any of its subsidiaries who receives shares of Common Stock as bonus compensation or in lieu of the employee’s cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock issued to the employee.

          New Plan Benefits

          At this time, no awards have been granted under the Equity Incentive Plan, and it is not possible to state the terms or benefits of any individual awards which may be issued under the Equity Incentive Plan, or which would have been issued if the Equity Incentive Plan had been in effect during fiscal 2005, or the name or positions of, or respective amounts of the allotment to, any persons who may participate.

          Compliance with Section 409A of the Code

          The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Equity Incentive Plan.  To the extent applicable, it is intended that the Equity Incentive Plan and any grants made under the Equity Incentive Plan comply with the provisions of Section 409A of the Code.  The Equity Incentive Plan and any grants made under the Equity Incentive Plan will be administered in a manner consistent with this intent, and any provision of the Equity Incentive Plan that would cause the Equity Incentive Plan or any grant made under the Equity Incentive Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Administrator without the consent of the Participants).  Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

          Vote Required

          Approval and adoption by the Company’s stockholders of the Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of shares of Common Stock and Series F Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL
AND ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN.

PROPOSAL NUMBER 2

PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

General

          The Board of Directors has determined that it would be in the best interest of the Company to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 500,000,000 shares.  The text of the proposed Certificate of Amendment is attached hereto as Exhibit A.  As of October 24, 2006, there are 65,479,756 shares of the Company’s Common Stock outstanding, leaving 34,520,244 shares of Common Stock authorized but unissued.  However, as of October 24, 2006, the Company had (i) reserved 1,750,000 shares of its Common Stock for issuance under its 1999, 2000, 2001 and 2002 Equity Incentive Plans, (ii) commitments to issue an aggregate of 19,222,570 shares of Common Stock upon the exercise of non-plan options and warrants; (iii) commitments to issue 1,500,000 shares of its Common Stock upon the conversion of its Series F Preferred Stock and (iv) a commitment to issue up to 18,290,585 shares of its Common Stock under a Convertible Note.  In addition, an additional 20,000,000 shares of Common Stock will be reserved for issuance under the 2006 Equity Incentive Plan if the proposal to adopt the 2006 Equity Incentive Plan is approved by the Company’s stockholders at the special meeting.

          Of the 1,750,000 shares of Common Stock reserved under the Company’s Equity Incentive Plans, 199,000 shares are subject to outstanding options held by Michael A. Maltzman, the Company’s Chief Financial Officer, each of which has an exercise price of $.26 per share and expires on April 13, 2015.

          The 19,222,570 shares issuable upon the exercise of non-plan options and warrants include:

•	551,000 shares subject to an option issued to Michael A. Maltzman, the Company’s Chief Financial Officer, each of which has an exercise price of $.26 per share and expires on April 13, 2015.

•

4,961,028 shares subject to warrants issued in connection with the Company’s 2004 public offering of Common Stock and warrants which have an exercise price of $.76 per share and which expire on January 14, 2007.

•

9,271,375 shares subject to warrants issued in connection with the exchange offer completed in 2004 with the holders of the Company’s Series E Preferred Stock which have an exercise price of $.76 per share and which expire on January 14, 2007.

•

4,439,167 shares subject to warrants issued at various times and to various third parties by the Company which have exercise prices ranging from $0.05 to $20.00 per share and expiration dates ranging from December 13, 2006 to April 13, 2009.

          The Series F Preferred Stock which is convertible into 1,500,000 shares of Common Stock is held by the Company’s President and Chief Executive Officer, Joseph J. Raymond.  Mr. Raymond acquired an aggregate of 10,000 shares of Series F Preferred Stock in July 2002 for an aggregate purchase price of $1,000,000.  There are currently 6,000 shares of Series F Preferred Stock outstanding, each with a stated value of $100 per share.  Each share of Series F Preferred Stock is convertible into Common Stock at a conversion price of $.40 per share.  The aggregate number of shares issuable upon conversion of the Series F Preferred Stock is determined by multiplying the number of shares being converted by $100 and dividing the result by $.40.

          The Convertible Note which is convertible into up to 18,290,585 shares of Common Stock as of October 24, 2006 was issued to Pinnacle Investment Partners, L.P. (“Pinnacle”) in December 2005 in exchange for 21,531 shares of Series I Preferred Stock previously held by Pinnacle.  The Convertible Note was issued with an original principal amount of $2,356,850.  During the fiscal year ended September 30, 2006, Pinnacle converted $150,000 principal amount of the Convertible Note into 20,833,331 shares of Common Stock at a conversion price of $0.0072.  Of the remaining $2,206,850 principal amount outstanding under the Convertible Note as of September 30, 2006, $331,850 principal amount and the unpaid accrued interest thereon was convertible into Common Stock at a conversion price of $.06 per share and $75,000 principal amount and the accrued interest thereon was convertible into Common Stock at a conversion price of $0.0072 per share.  Pinnacle does not have registration rights with respect to the shares issuable upon conversion of the Convertible Note.The above commitments and potential transactions, in the aggregate, could obligate the Company to issue up to 40,763,155 shares of the Company’s Common Stock while it has only 34,520,244 shares of authorized and unissued Common Stock out of which it can satisfy such obligations.

          In addition to satisfying the Company’s current commitments as described above, the Company may be required to raise additional capital to finance its operations if and when a feasible financing opportunity is presented to the Company.  In addition, the Company may be presented with opportunities to acquire other businesses using its Common Stock as part or all of the purchase price.  Although the Company has no current plans to issue shares in connection with raising capital or acquiring other businesses, one of the purposes of the proposed amendment includes providing the Company with greater flexibility for entering into any opportunity that might be presented to it.  Currently, the Company is restricted in its options due to the limited amount of authorized but unissued shares of Common Stock provided for in its Certificate of Incorporation.  The Board believes that it is in the best interest of the Company to increase the number of authorized shares of Common Stock to assure the availability of shares for such purposes.

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

          The proposed amendment of the Certificate of Incorporation would increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 shares to 500,000,000 shares.  If Proposal 2 is approved by the shareholders of the Company, the additional 400,000,000 shares of Common Stock authorized would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding.

          The Board believes that the proposed increase in the number of authorized shares of Common Stock is advisable so that the Company will have sufficient authorized capital to permit (i) future equity financings, (ii) potential acquisitions of businesses for Common Stock, (iii) the grant of additional stock options under its equity incentive plans, and (iv) potential issuances of shares of Common Stock upon conversion of the Company’s Series F Preferred Stock and Convertible Note and exercise of outstanding warrants and options to purchase Common Stock.

          Approval of Proposal Number 2 by the stockholders of the Company will increase the number of shares of Common Stock which the Company may issue without further stockholder approval.  The issuance of additional shares of Common Stock could have the effect of delaying, deferring or preventing a change in control of the Company and discouraging tender offers for the Company.  In addition, the issuance of additional shares of Common Stock will have a dilutive effect on the current stockholders of the Company and could have an adverse impact on the trading price of the Common Stock.

Vote Required

          Approval by the Company’s stockholders of Proposal Number 2 requires approval by (i) holders of a majority of the outstanding shares of Common Stock and Series F Preferred Stock, voting together as a single class; and (ii) a majority of the outstanding shares of Common Stock, voting as a separate class.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR PROPOSAL NUMBER 2.

PROPOSAL NUMBER 3

PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROVISION WHICH PROHIBITS STOCKHOLDERS FROM ACTING BY WRITTEN CONSENT

General

          Article 5 of the Company’s Certificate of Incorporation (“Article 5”) provides as follows:

ARTICLE V

STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

          Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.  Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office or by the Chief Executive Officer of the Corporation.  Elections of directors need not be by written ballot, unless otherwise provided in the Bylaws.

          If Proposal 3 is adopted and approved by the Company’s stockholders, Article 5 would be amended to delete the first sentence thereof which provides that except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.  The text of the proposed amendment to the Certificate of Incorporation which would amend Article V is attached hereto as Exhibit B.

Purpose and Effect of Eliminating the Provision which Prohibits Stockholders from Acting by Written Consent

          The purpose of Proposal 3 is to provide the Company with greater flexibility in the manner in which matters may be approved by the Company’s stockholders.  Section 228(a) of the Delaware General Corporation Law (the “DGCL”) provides as follows:

(a)  Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

          The first sentence of Article V, which prohibits stockholders from acting by written consent, could delay or defer a takeover attempt that stockholders may consider in their best interests including attempts that might result in a premium over the market price for the shares held by the stockholders.  This provision may also make it more difficult to remove incumbent management.

          If Proposal 3 is adopted and approved by the Company’s stockholders, actions otherwise required to be taken at an annual or special meeting of stockholders could be taken pursuant to Section 228 of the DGCL without a meeting and without prior notice to all stockholders if approved by written consent of holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, subject to certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as discussed below.  These actions could include, among other things, amendments to the Company’s Certificate of Incorporation, mergers, consolidations, sales of assets and other matters that require the approval of the Company’s stockholders.  Other than as described in this Proxy Statement, no such matters are being contemplated at this time.

          The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act.  Under Rule 14c-2 promulgated under the Exchange Act, the Company would be required to transmit to each holder of Common Stock entitled to vote or give an authorization or consent on a matter acted upon by stockholders a written information statement containing information specified in Schedule 14C under the Exchange Act at least 20 days prior to the date on which the corporate action may be taken. No such prior notice would be required to be given if the Company terminates registration of its Common Stock under Section 12(g) of the Exchange Act and is therefore no longer subject to the SEC’s reporting requirements.  As a result, under these circumstances, significant corporate actions could be taken by the written consent of holders of a majority of the Company’s outstanding shares of common stock without prior notice to, or the consent of, the Company’s other stockholders.

Vote Required

          Approval by the Company’s stockholders of Proposal Number 3 requires approval by holders of a majority of the outstanding shares of Common Stock and Series F Preferred Stock, voting together as a single class.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR PROPOSAL NUMBER 3.

PROPOSAL NUMBER 4

PROPOSAL TO AMEND THE COMPANY’S AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION TO
CHANGE THE COMPANY’S NAME TO UNIPATH TECHNOLOGIES GROUP, INC.

          The Board of Directors of the Company has approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “UniPath Technologies Group, Inc.”  As approved by the Board of Directors, the name change will not become effective until (a) shareholder approval is received for the amendment and (b) the Company’s Chief Executive Officer and President decides it is the appropriate time to file the Certificate of Amendment to the Company’s Certificate of Incorporation to effect the name change.  It is currently anticipated that the Certificate of Amendment will be filed as soon as practicable after stockholder approval is received.

          The Board of Directors of the Company is recommending the approval of the name change because the proposed name, UniPath Technologies Group, Inc., more closely relates to the Company’s primary business focus, which is now the placement of information technology consultants through its 51% owned subsidiary, Stratus Technology Services, LLC.  The Board believes that the public associates the Company’s current name, Stratus Services Group, Inc., with the business of providing outsourced labor, operational resources and temporary staffing services, which was the Company’s primary business focus until December 2005.  In December 2005, the Company sold these operations and announced its intention to focus on expanding its information technology staffing solutions business.  The Company’s Board of Directors believes that the name “UniPath Technologies Group, Inc.” more accurately reflects the nature of its current business.

          The Company intends to seek a change to its current OTC Bulletin Board ticker symbol “SSVG.OB” to one that is more consistent with its new name.

          Once the Certificate of Amendment to the Company’s Certificate of Incorporation is effective, the Company will legally be known as “UniPath Technologies Group, Inc.”  Accordingly, it will be necessary for the Company to reflect its name change on its stationary, bank accounts, domain name, etc.  The Company does not expect these costs to be material.

Vote Required

          Approval by the Company’s stockholders of Proposal Number 4 requires approval by holders of a majority of the outstanding shares of Common Stock and Series F Preferred Stock, voting together as a single class.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR PROPOSAL NUMBER 4.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

          The following table sets forth information, as of October 24, 2006 with respect to (a) each person who is known by us to be the beneficial owner (as defined in Rule 13d-3 (“Rule 13d-3”) of the Exchange Act) of more than five percent (5%) of the Company’s Common Stock and Series F Preferred Stock and (b) the beneficial ownership of Common Stock and Series F Preferred Stock by each director, the Company’s Chief Executive Officer and the other of the Company’s current executive officers of the Company who earned in excess of $100,000 in fiscal 2006 and by all directors and executive officers as a group.  Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such shares.

	Common Stock			Series F Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class	Amount and Nature of Beneficial Ownership		% of Class

Joseph J. Raymond	7,098,495	(1)	10.5%	6,000	(2)	100.0%
Pinnacle Investment Partners, LLP	7,275,528	(3)	9.9	—		—
Michael A. Maltzman	3,511,667	(4)	5.3	—		—
Norman Goldstein	2,240,275		3.4	—		—
Jamie Raymond	3,000,000		4.6	—		—
All Directors and Executive Officers as a Group (6 Persons) (1)(2)(4) and (5)	15,850,437		22.7%	6,000		100.0%

(1)

Includes 1,500,000 shares of common stock issuable as of October 24, 2006, upon conversion of 6,000 shares of Series F Preferred Stock and (ii) 285,250 shares of common stock and 570,500 shares of common stock issuable pursuant to warrants owned by a corporation of which Mr. Raymond is the sole owner.

(2)	These shares are owned directly by Mr. Raymond.

(3)

Represents shares issuable upon conversion of secured Convertible Note and subject to warrants which are currently exercisable.  Based upon public releases issued by Pinnacle and documents filed with the Securities and Exchange Commission, the Company understands that Chris Janish, Pinnacle’s Fund Manager and President of PIP Management, Inc., the general partner of Pinnacle, has voting and dispositive power with respect to the shares held by Pinnacle.

(4)	Includes 750,000 shares subject to options which are currently exercisable or may become exercisable within 60 days of October 24, 2006.

EXECUTIVE COMPENSATION

          The following table provides certain summary information regarding compensation paid by the Company during the fiscal years ended September 30, 2004, 2005 and 2006 to our Chief Executive Officer of the Company and to each of the Company’s other executive officers who earned in excess of $100,000 during fiscal 2006 (together with the Chief Executive Officer, the “Named Officers”):

	Annual Compensation			Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Restricted Stock Awards ($)(1)	Number of Shares Underlying Options (#)

Joseph J. Raymond	2006	26,923	—	40,000	—
Chairman and Chief Executive	2005	160,385	10,000	—	—
Officer	2004	54,167	—	—	1,102,115
Michael A. Maltzman	2006	178,729	6,000	40,000	—
Treasurer and Chief Financial	2005	172,308	27,450	—	750,000
Officer	2004	165,000	—	—	—
Jamie Raymond	2006	138,960	6,000	40,000	—
President of STS (2)	2005	126,760	—	—	—
	2004	—	—	—	—

(1)

Represents the dollar value of the restricted stock awarded to each Named Officer as determined by multiplying the number of shares subject to the award by the closing market price of the Company’s Common Stock on the OTC Bulletin Board on the date of the award.

(2)	Jamie Raymond was not considered an executive officer until December 31, 2005.

          Option Grants in Last Fiscal Year

          Shown below is information with respect to grants of stock options in fiscal 2006 to the Named Officers by the Company.  As indicated in the table below, no options were issued to the Named Officers in fiscal 2006.

Individual Grants

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5%	10%

Joseph J. Raymond	—	—	—	—	—	—
Michael A. Maltzman	—	—	—	—	—	—
Jamie Raymond	—	—	—	—	—	—

Option Exercises and Fiscal Year-End Values

          Shown below is information with respect to options exercised by the Named Executive Officers during fiscal 2006 and the value of unexercised options to purchase the Company’s  Common Stock held by the Named Executive Officers at September 30, 2006.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY End (#)		Value of Unexercised In-The-Money Options at FY End ($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph J. Raymond	—	—	—	—	$—	$—
Michael A. Maltzman	—	—	750,000	—	0	0
Jamie Raymond	—	—	—	—	—	—

          No options were exercised by the Named Executive Officers during the fiscal year ended September 30, 2006.

(1)

Represents market value of shares covered by in-the-money options on September 30, 2006.  The closing price of the Common Stock on the last trading day before such date was $.01.  Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.  No options held by the Named Officers as of September 30, 2006 were in-the-money.

Employment Agreements

          In September 1997, the Company entered into an employment agreement (the “Raymond Agreement”) with Joseph J. Raymond, Chairman and Chief Executive Officer, which had an initial term that expired in September 2000.  The Raymond Agreement has been extended through September 30, 2007.  Pursuant to the Raymond Agreement and subsequent amendments, Mr. Raymond is entitled to a minimum annual base salary of $175,000 which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine.  During the term of the Raymond Agreement, if the Company’s profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of our gross margin, but not in excess of 100% of his base salary.  If we are not profitable, he is entitled to a $10,000 bonus.  Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile.  In fiscal 2002, 2003, 2004 and 2006, Mr. Raymond voluntarily waived a substantial portion of his minimum annual base salary.

          In the event the Company terminates Mr. Raymond without “Good Cause”, Mr. Raymond will be entitled to severance compensation equal to 2.9 times his base salary then in effect plus any accrued and unpaid bonuses and unreimbursed expenses.  As defined in the Raymond Agreement “Good Cause” shall exist only if Mr. Raymond:

•	willfully or repeatedly fails in any material respect to perform his obligations under the Raymond Agreement, subject to certain opportunities to cure such failure;

•	is convicted of a crime which constitutes a felony or misdemeanor or has entered a plea of guilty or no contest with respect to a felony or misdemeanor during his term of employment;

•	has committed any act which constitutes fraud or gross negligence;

•	is determined by the Board of Directors to be dependent upon alcohol or drugs; or

•	breaches confidentiality or non-competition provisions of the Raymond Agreement.

          Mr. Raymond is also entitled to severance compensation in the event that he terminates the Raymond Agreement for “Good Reason” which includes:

•

the assignment to him of any duties inconsistent in any material respect with his position or any action which results in a significant diminution in his position, authority, duties or responsibilities;

•

a reduction in his base salary unless his base salary is, at the time of the reduction, in excess of $200,000 and the percentage reduction does not exceed the percentage reduction of our gross sales over the prior twelve month period;

•	We require Mr. Raymond to be based at any location other than within 50 miles of our current executive office location; and

•	a Change in Control of our Company, which includes the acquisition by any person or persons acting as a group of beneficial ownership of more than 20% of our outstanding voting stock, mergers or consolidations of our company which result in the holders of Stratus’ voting stock immediately before the transaction holding less than 80% of the voting stock of the surviving or resulting corporation, the sale of all or substantially all of our assets, and certain changes in the our Board of Directors.

          In the event that the aggregate amount of compensation payable to Mr. Raymond would constitute an “excess parachute payment” under the Internal Revenue Code of 1986, as amended (the “Code”), then the amount payable to Mr. Raymond will be reduced so as not to constitute an “excess parachute payment.”  All severance payments are payable within 60 days after the termination of employment.

          Mr. Raymond has agreed that during the term of the Raymond Agreement and for a period of one year following the termination of his employment, he will not engage in or have any financial interest in any business enterprise in competition with the Company that operates anywhere within a radius of 25 miles of any offices maintained by the Company as of the date of the termination of employment.

          On April 13, 2005, the Company entered into a new three (3) year employment agreement with Michael A. Maltzman, CFO (the “Agreement”). Mr. Maltzman’s prior agreement was terminable by either party without cause at any time. However, in the event that Mr. Maltzman’s prior agreement had been terminated without cause or by Mr. Maltzman with good reason, Mr. Maltzman would have been entitled to a severance payment equal to the greater of one month’s salary for each year worked or three months’ salary.

          Under the new Agreement, Mr. Maltzman is entitled to a minimum annual salary of $175,000 for year one of the Agreement, $185,000 for year two of the Agreement, and $190,000 in year three of the agreement. This base salary is to be reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine. During the term of the Agreement, if the Company is profitable, Mr. Maltzman is entitled to a bonus of three-tenths of one percent (3/10%) of the Company’s reported gross profits, for each financial quarter, such bonus to be payable within forty-five (45) days of completion of the applicable quarter, and such other bonus or bonuses as the Board in its discretion may determine to award him from time to time.

          As further consideration for entering into the Agreement, Mr. Maltzman received immediately exercisable options to purchase 750,000 shares of the Company’s common stock, at an exercise price equal to the market price on the date of grant.  Mr. Maltzman also received 250,000 shares of restricted Company common stock, vested evenly over a three (3) year period, and restricted as to transfer until vested. The Company paid Mr. Maltzman an additional cash bonus of thirty-eight percent (38%) of the taxable income resulting to Mr. Maltzman from the grant of such restricted stock.  Mr. Maltzman is eligible for all benefits made available to senior executive employees, and is entitled to an automobile allowance.

          In the event the Company terminates Mr. Maltzman without “Good Cause”, Mr. Maltzman will be entitled to severance compensation equal to the base salary then in effect, through the remainder of the three (3) year term, payable on a bi-monthly basis, plus any accrued and unpaid bonuses and unreimbursed expenses. As defined in the Agreement “Good Cause”

shall exist only if Mr. Maltzman willfully or repeatedly fails in any material respect to perform his obligations under the Agreement, subject to certain opportunities to cure such failure; is convicted of a crime which constitutes a felony or misdemeanor or has entered a plea of guilty or no contest with respect to a felony or misdemeanor during his term of employment; has committed any act which constitutes fraud or gross negligence; or breaches confidentiality or non-competition provisions of the Agreement. Mr. Maltzman is also entitled to severance compensation in the event that he terminates the Agreement for “Good Reason” which includes the assignment to him of any duties inconsistent in any material respect with his position or any action which results in a significant diminution in his position, authority, duties or responsibilities; a reduction in his base salary unless his base salary is, at the time of the reduction in excess of $190,000 and the percentage reduction does not exceed the percentage reduction of the Company’s gross sales over the prior twelve month period; the Company requires Mr. Maltzman to be based at any location other than within 20 miles of its current executive office location; and, if the Agreement is not assumed by the surviving corporation, a Change in Control of the Company, which includes the acquisition by any person or persons acting as a group of beneficial ownership of more than 20% of the Company’s outstanding voting stock, mergers or consolidations of the Company which result in the holders of the Company’s voting stock immediately before the transaction holding less than 80% of the voting stock of the surviving or resulting corporation, the sale of all or substantially all of the Company’s assets, and certain changes in the Company’s senior management or Board of Directors.

          In the event that the aggregate amount of compensation payable to Mr. Maltzman would constitute an “excess parachute payment” under the Internal Revenue Code of 1986, as amended, then the amount payable to Mr. Maltzman will be reduced so as not to constitute an “excess parachute payment.” Additionally, in the event that the aggregate severance and other compensation would be deemed “non-qualified deferred compensation” subject to any taxes, penalties, and/or interest for which Mr. Maltzman could be found liable if the same is deemed to be “non-qualified deferred compensation”, the Company shall reimburse Mr. Maltzman for any and all such additional taxes, penalties and interest.

          Mr. Maltzman has agreed that during the term of the Agreement and for a period of one year following the termination of his employment, he will not engage in or have any financial interest in any business enterprise in competition with the Company that operates anywhere within a radius of 75 miles of any office maintained by the Company as of the date of termination.

BOARD OF DIRECTORS REPORT ON COMPENSATION

          Each of the members of the Compensation Committee of the Company’s Board of Directors resigned as a member of the Board of Directors effective November 30, 2005.  As a result, the following report on executive compensation is being provided by the Board of Directors.

          General Compensation.  The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success.  It is the objective of the Board to have a portion of each executive’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance.  Accordingly, each executive officer’s compensation package is comprised of three elements:  (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the company’s stockholders.

          The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

          Base Salary.  The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management.  Base salary is adjusted annually to take into account the individual’s performance and to maintain a competitive salary structure.

          Cash-Based Incentive Compensation.  Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

          Long-Term Incentive Compensation.  The Company has utilized its equity incentive plans to provide executives and other key employees with incentives to maximize long-term stockholder value.  Awards under these plans by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s stockholders.  Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and industry practices and norms.  Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

          Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (generally, the fair market value on the date of grant) over a specified period of time (generally up to 10 years).  The options typically vest in periodic installments over a four-year period.  Accordingly, the option will provide a return to the executive officer only if the market price of the Common Stock appreciates over the option term.

          Compensation of Executive Officer.  In September 1997, the Board of Directors approved an employment agreement between the Company and Mr. Raymond which provides for a minimum base salary of $175,000 per year, which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine.  See “Employment Agreements” for a more detailed description of Mr. Raymond’s employment agreement.  During the term of this employment agreement, if Stratus is profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of Stratus’ gross margin, but not in excess of 100% of his base salary.  If Stratus is not profitable, he is entitled to a $10,000 bonus.  Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile.  During fiscal 2006, Mr. Raymond received only $26,923 of the annual base salary owed to him under the Employment Agreement.  Mr. Raymond did not receive the $10,000 bonus he is entitled to under the Employment Agreement in fiscal 2006.

          Deductibility of Executive Compensation.  In 1993, the Code was amended to add Section 162(m).  Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s highest paid executives.  Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit.  The Company believes that compensation paid to its officers under all of its equity based compensation plans (including the 2006 Equity Incentive Plan if approved by the Company’s stockholders), except the 2000 Equity Incentive Plan, will qualify as performance based compensation, and will therefore be exempt from the $1,000,000 deduction limit.

Respectfully submitted by the Board of Directors: Joseph J. Raymond, Director Norman Goldstein, Director

PERFORMANCE GRAPH

          Set forth below is a performance graph which compares the percentage change in the cumulative total stockholder return on the Common Stock of the Company for the period from October 1, 2001 to September 30, 2006, with the cumulative total return over the same period on the Nasdaq Market Index and the Staffing Industry Report Stock Index over the same period (assuming the investment of $100 in the Company’s Common Stock, the Nasdaq Market Index and the Staffing Industry Report Stock Index on October 1, 2001 and that all dividends were reinvested).

	FISCAL YEAR ENDING

Company/Index Market	10/01/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006

Stratus Services Group, Inc.	100.00	15.00	31.00	17.50	1.63	0.30
Staffing Industry Report Index	100.00	84.76	113.00	123.31	144.28	161.56
NASDAQ Market Index	100.00	80.97	120.85	131.16	150.08	159.80

OTHER INFORMATION

Stockholder Proposals and Nominees for Director

          The Company will provide notice in a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission of the deadline by which any proposal by a stockholder intended to be presented at the next annual meeting of stockholders must be received by the Company (Attn: Secretary) at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting.  The Company’s by-laws contain certain procedures which must be followed in connection with stockholder proposals.

          The Board will also consider nominees for director suggested by shareholders of the Company.  A shareholder who wishes to suggest a nominee for director should write to the Company’s Corporate Secretary and include the following information:  (1) the name and contact information for the nominee; (2) a statement of the nominee’s business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he or she believes that the nominee is qualified to serve on the Board and how his or her service would benefit the Company; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of the Company if nominated and elected.  The Company will provide notice in a Report on Form 10-Q filed with the Securities and Exchange Commission of the deadline by which the required information must be submitted to the Company  The Board retains complete discretion for making nominations for election as a member of the Board.

Other Business

          The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting.  However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

          ALL STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NEW YORK 11219, ATTN: MAILROOM INSIDE DELIVERY, 1ST FLOOR.  PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

BY ORDER OF THE BOARD OF DIRECTORS

J. TODD RAYMOND
Secretary

November 3, 2006

Exhibit A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRATUS SERVICES GROUP, INC.

TO:	Secretary of State
State of Delaware

          Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Stratus Services Group, Inc., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), executes this Certificate of Amendment to its Amended and Restated Certificate of Incorporation.

1.	NAME OF CORPORATION: The name of the Corporation is Stratus Services Group, Inc.

2.

BOARD APPROVAL:  The Board of Directors of said Corporation has consented to, authorized by unanimous written consent and passed resolutions declaring that the amendment to the Amended and Restated Certificate of Incorporation contained herein is advisable and decided to present such amendment to the stockholders of the Corporation at a special meeting of stockholders.

3.

NOTICE TO STOCKHOLDERS OF RECORD:  Upon notice given to each stockholder of record entitled to vote on such amendment to the Amended and Restated Certificate of Incorporation in accordance with the requirements of the Act, a special meeting of the stockholders of the Corporation was held on November 28, 2006, at which meeting holders representing quorum power were present in person or represented by proxy, and the number of votes cast for the amendment by the stockholders of the Corporation and each class of stockholders entitled to vote separately on the amendment was sufficient for approval by the stockholders and each such class.

4.

DATE OF ADOPTION AND TEXT OF AMENDMENT:  The following amendment to the Amended and Restated Restated Certificate of Incorporation of the Corporation (the “Amendment”) was adopted by the Company’s stockholders at a meeting of stockholders duly held on November 28, 2006.

Section 4.1 of Article IV of the Restated Certificate of Incorporation is amended to provide in its entirety as follows:

“Section 4.1. TOTAL NUMBER OF SHARES OF STOCK: The total number of shares of all classes of stock which the Corporation

A-1

has the authority to issue is Five Hundred Five Million (505,000,000) shares consisting of Five Hundred Million (500,000,000) shares of Common Stock $.04 par value per share (the “Common Stock”), and Five Million (5,000,000) shares of Preferred Stock, $.04 par value per share.”

5.	APPROVAL OF AMENDMENTS: The foregoing amendments were duly adopted in accordance with Section 242(b) of the Delaware General Corporation Law on November 28, 2006.

          IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized officer of the Corporation as of the ___ day of November, 2006.

ATTEST:	STRATUS SERVICES GROUP, INC.

By:

Name:
Title:

A-2

Exhibit B

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRATUS SERVICES GROUP, INC.

TO:	Secretary of State
State of Delaware

          Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Stratus Services Group, Inc., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), executes this Certificate of Amendment to its Amended and Restated Certificate of Incorporation.

1.	NAME OF CORPORATION: The name of the Corporation is Stratus Services Group, Inc.

2.

BOARD APPROVAL:  The Board of Directors of said Corporation has consented to, authorized by unanimous written consent and passed resolutions declaring that the amendment to the Amended and Restated Certificate of Incorporation contained herein is advisable and decided to present such amendment to the stockholders of the Corporation at a special meeting of stockholders.

3.

NOTICE TO STOCKHOLDERS OF RECORD:  Upon notice given to each stockholder of record entitled to vote on such amendment to the Amended and Restated Certificate of Incorporation in accordance with the requirements of the Act, a special meeting of the stockholders of the Corporation was held on November 28, 2006, at which meeting holders representing quorum power were present in person or represented by proxy, and the number of votes cast for the amendment by the stockholders of the Corporation and each class of stockholders entitled to vote separately on the amendment was sufficient for approval by the stockholders and each such class.

B-1

4.

DATE OF ADOPTION AND TEXT OF AMENDMENT:  The following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) was adopted by the Company’s stockholders at a meeting of stockholders duly held on November 28, 2006.

Article V of the Restated Certificate of Incorporation is amended to provide in its entirety as follows:

ARTICLE V

SPECIAL MEETINGS OF STOCKHOLDERS

          Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office or by the Chief Executive Officer of the Corporation.  Elections of directors need not be by written ballot, unless otherwise provided in the Bylaws.

5.	APPROVAL OF AMENDMENTS: The foregoing amendments were duly adopted in accordance with Section 242(b) of the Delaware General Corporation Law on November 28, 2006.

          IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized officer of the Corporation as of the ___ day of November, 2006.

ATTEST:	STRATUS SERVICES GROUP, INC.

By:

Name:
Title:

B-2

Exhibit C

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRATUS SERVICES GROUP, INC.

TO:	Secretary of State
State of Delaware

          Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Stratus Services Group, Inc., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), executes this Certificate of Amendment to its Amended and Restated Certificate of Incorporation.

1.	NAME OF CORPORATION: The name of the Corporation is Stratus Services Group, Inc.

2.

BOARD APPROVAL:  The Board of Directors of said Corporation has consented to, authorized by unanimous written consent and passed resolutions declaring that the amendment to the Amended and Restated Certificate of Incorporation contained herein is advisable and decided to present such amendment to the stockholders of the Corporation at a special meeting of stockholders.

3.

NOTICE TO STOCKHOLDERS OF RECORD:  Upon notice given to each stockholder of record entitled to vote on such amendment to the Amended and Restated Certificate of Incorporation in accordance with the requirements of the Act, a special meeting of the stockholders of the Corporation was held on November 28, 2006, at which meeting holders representing quorum power were present in person or represented by proxy, and the number of votes cast for the amendment by the stockholders of the Corporation and each class of stockholders entitled to vote separately on the amendment was sufficient for approval by the stockholders and each such class.

C-1

4.

DATE OF ADOPTION AND TEXT OF AMENDMENT:  The following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) was adopted by the Company’s stockholders at a meeting of stockholders duly held on November 28, 2006.

Article I of the Restated Certificate of Incorporation is amended to provide in its entirety as follows:

ARTICLE I

CORPORATION NAME

The name of the corporation is UniPath Technologies Group, Inc. (the “Corporation”).

5.	APPROVAL OF AMENDMENTS: The foregoing amendments were duly adopted in accordance with Section 242(b) of the Delaware General Corporation Law on November 28, 2006.

          IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized officer of the Corporation as of the ___ day of November, 2006.

ATTEST:	STRATUS SERVICES GROUP, INC.

By:

Name:
Title:

C-2

THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF STRATUS SERVICES GROUP, INC.

P R O X Y

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joseph J. Raymond and Michael A. Maltzman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of STRATUS SERVICES GROUP, INC., standing in the name of the undersigned at the close of business on October 24, 2006, at a special meeting of stockholders to be held at Battleground Country Club, 40 Millhurst Road, Manalapan, New Jersey on November 28, 2006 and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof.  Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nominees and FOR each of the other proposals described on the reverse side of this Proxy.

See Reverse Side

▲ Fold and Detach Here ▲

(This proxy is continued from reverse side)

☒	Please mark your
votes as in this example.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

(1)	Approval of 2006 Equity Incentive Plan	☐	☐	☐	(2)	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase authorized Common Stock	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

(3)	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to eliminate provision which prohibits stockholders from taking action by written consent	☐	☐	☐	(4)	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to “UniPath Technologies Group, Inc.”	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSING ENVELOPE.

Signature(s) of Stockholder(s) _______________________________________________________________________________

(Joint owners must EACH sign.  Please sign EXACTLY as your name(s) appear(s) on this card.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

▲ Fold and Detach Here ▲